                                                                    Exhibit 10.4

                                 AMENDMENT NO. 3

                                       TO

                                LICENSE AGREEMENT

         This Amendment No. 3 to License Agreement (this "Amendment No. 3") is entered into as of September 22, 2002 (the "Effective Date"), by and between
Majesco Sales, Inc. ("Licensee"), with offices at 160 Raritan Center Parkway,
Edison, New Jersey 08837, and Activision Publishing, Inc. ("Activision"), a
Delaware corporation, with offices at 3100 Ocean Park Boulevard, Santa Monica,
California 90405.

         A.   Activision and Licensee entered into that certain License
              Agreement dated as of June 30, 2000 relating to the license by
              Activision to Licensee of rights to convert Activision's
              entertainment software product entitled Soldier of Fortune for use on the Sony PlayStation 2 computer entertainment system (the
              "Agreement"), as amended by Amendments No.1 and No. 2 to the
              Agreement dated as of June 28, 2001 and December 10, 2002, respectively.

         B.   The parties now desire to further amend the Agreement subject to the terms and conditions of this Amendment No. 3.

                  The parties hereby amend the Agreement as follows:

1.       Extension of Term. Activision agrees to extend the Term of the
         Agreement as set forth on Schedule C of the Agreement for a period of one (1) year from the Effective Date of this Amendment No. 3.

2.       Additional Advance. Licensee, upon execution of this Amendment No. 3, will pay to Activision an additional, non-refundable recoupable advance in the amount of (****) for the right to distribute an additional
         (****) of Soldier of Fortune for the Sony PlayStation 2 console, in
         North America only, at the royalty rates set forth in Section 3 of this
         Amendment No. 3.

3.       Royalty. In consideration of the rights granted to Licensee pursuant to this Amendment No. 3, Licensee shall pay to Activision a per unit royalty of (****) for all units sold under this Amendment No. 3 at a wholesale price equal or lower than (****). For avoidance of doubt, the royalty structure set forth in Exhibit D of the Agreement shall apply to all units sold at a wholesale price which exceeds.

4.       General Conditions. Capitalized terms used in this Amendment No. 3 and not otherwise defined herein shall have the meanings respectively ascribed to such terms under the Agreement. Unless otherwise stated
         herein, the parties agree that all of the terms and

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(*)  Confidential portion omitted and filed separately with the Securities
     Exchange Commission.

         conditions contained in the Agreement shall remain in full force and effect and shall be equally applicable to this Amendment No. 3.
         Notwithstanding the foregoing, if any term or provision of the
         Agreement is contradictory to, or inconsistent with, any term or provision of this Amendment No. 3, then the terms and provisions of this Amendment No. 3 shall in all events control and such contradictory or inconsistent term or provision of the Agreement shall be null and void solely for purposes of interpreting this Amendment No. 3.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date specified below.

ACTIVISION:                                     LICENSEE:

ACTIVISION PUBLISHING, INC.                     MAJESCO SALES, INC.

By:                                        By:
   -----------------------------              -----------------------------

Date:                                      Date:
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